Exhibit 10.8

Execution Version

Master Custodian Agreement

This Agreement (this “Agreement”) is made as of May 20, 2024 between each entity identified on Appendix A and each entity which becomes a party to this Agreement in accordance with the terms hereof (in each case, a “Fund”) and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Witnesseth:

Whereas, each Fund desires for the Custodian to provide certain custodial services relating to securities and other assets of the Fund;

Whereas, the Custodian is willing to provide the services upon the terms contained in this Agreement; and

Whereas, each Fund is an exchange-traded fund that issues and redeems common shares of beneficial interest (the “Shares”) only in aggregations of Shares known as “Creation Units,” generally in exchange for a basket of digital assets and/or a specified cash payment, as more fully described in the Fund’s currently effective prospectus and most recently filed registration statement (collectively, the “Prospectus”).

Now, Therefore, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1. Definitions. In addition to terms defined elsewhere in this Agreement, (a) terms defined in the UCC have the same meanings herein as therein and (b) the following other terms have the following meanings for purposes of this Agreement:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time.

“Authorized Participants” means those entities that have entered into an Authorized Participant Agreement with the Fund, the Sponsor and the Fund’s transfer agent.

“Board” means, in relation to a Fund, the board of directors, trustees or other governing body of the Fund.

“Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

“Deposit Account Agreement” means the Deposit Account Agreement and Disclosure, as may be amended from time to time, issued by the Custodian and available on the Custodian’s internet customer portal, “my.statestreet.com”.

“Digital Assets” means an asset that is issued and/or transferred using distributed ledger or blockchain technology, including, but not limited to, so-called “virtual currencies,” “coins” and “tokens” and with respect to which the Custodian has agreed to provide services hereunder.

“Domestic securities” means securities held within the United States.

“Exchange” means the Cboe BZX Exchange, Inc. or such other exchange as is specified by a Fund to the Custodian in writing.

“Foreign Assets” means a the Fund’s securities or other investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect transactions in those investments.

“Foreign securities” means securities held primarily outside of the United States.

“Held outside of the United States” means not held within the United States.

“Held within the United States” means (a) in relation to a security or other financial asset, the security or other financial asset (i) is a certificated security registered in the name of the Custodian or its sub-custodian, agent or nominee or is endorsed to the Custodian or its sub-custodian, agent or nominee or in blank and the security certificate is located within the United States, (ii) is an uncertificated security or other financial asset registered in the name of the Custodian or its sub-custodian, agent or nominee at an office located in the United States, or (iii) has given rise to a security entitlement of which the Custodian or its sub-custodian, agent or nominee is the entitlement holder against a U.S. Securities System or another securities intermediary for which the securities intermediary’s jurisdiction is within the United States, and (b) in relation to cash, the cash is maintained in a deposit account denominated in U.S. dollars with the banking department of the Custodian or with another bank or trust company’s office located in the United States.

“On book currency” means (a) U.S. dollars or (b) a foreign currency that, when credited to a deposit account of a customer maintained in the banking department of the Custodian or a foreign sub-custodian, the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.

“Proper Instructions” means instructions in accordance with Section 9 received by the Custodian from a Fund, the Fund’s Sponsor, or an individual or organization duly authorized by the Fund or the Sponsor. The term includes standing instructions.

“SEC” means the U.S. Securities and Exchange Commission.

“Sponsor” means the entity identified by the Fund to the Custodian as the entity having investment responsibility with respect to the Fund, currently VanEck Digital Assets, LLC.

“UCC” means the Uniform Commercial Code of the Commonwealth of Massachusetts as in effect from time to time.

“Underlying Portfolios” means a group of investment companies as defined in Section 12(d)(1)(F) of the 1940 Act.

“Underlying Shares” means shares or other securities, issued by a U.S. issuer, of Underlying Portfolios and other registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act), whether or not in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act).

“Underlying Transfer Agent” means State Street Bank and Trust Company or such other organization which may from time to time be appointed by the Fund to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions.

“U.S. Securities System” means a securities depository or book-entry system authorized by the U.S. Department of the Treasury or a “clearing corporation” as defined in Section 8-102 of the UCC.

Section 2.	Employment of Custodian.

Section 2.1 General. Each Fund hereby employs the Custodian as a custodian of (a) securities and cash of each of Fund and (b) other assets of each Fund that the Custodian agrees to treat as financial assets. Each Fund agrees to deliver to the Custodian (i) all securities and cash of the Fund, (ii) all other assets that the Fund desires the Custodian, and the Custodian is willing, to treat as a financial asset and (iii) all cash and other proceeds of the securities and financial assets held in custody under this Agreement. The holding of confirmation statements that identify Underlying Shares as being recorded in the Custodian’s name on behalf of a Fund will be custody for purposes of this Section 2.1. This Agreement does not require the Custodian to accept an asset for custody hereunder or to treat any asset that is not a security as a financial asset. Furthermore, except as otherwise agreed in writing with the Fund, the Custodian will only accept custody of securities and other assets that it is operationally equipped and licensed to hold in the relevant market where it provides custodial services either directly or through an existing sub-custodian and may decline to accept custody of certain securities or asset types that it determines present an unacceptable risk profile or that it or its sub-custodians are not operationally equipped or permitted to hold under any law or regulation.

Without limiting the foregoing, the Custodian further reserves the right, in its sole discretion, to decline to accept custody of, and to provide services with respect to, any Digital Asset. For the avoidance of doubt, the parties agree that the Custodian is not providing any custody services pursuant to this Agreement with respect to any Digital Assets, including ether.

Section 2.2 Sub-custodians. Upon receipt of Proper Instructions, the Custodian shall on behalf of a Fund appoint one or more banks, trust companies or other entities located in the United States and designated in the Proper Instructions to act as a sub-custodian for the purposes of effecting such transactions as may be designated by the Fund in the Proper Instructions. The Custodian may place and maintain each Fund’s foreign securities with foreign banking institution sub-custodians employed by the Custodian or foreign securities depositories, all in accordance with the applicable provisions of Section 5. An entity acting in the capacity of Underlying Transfer Agent is not an agent or sub-custodian of the Custodian for purposes of this Agreement.

Section 2.3 Relationship. With respect to securities and other financial assets, the Custodian is a securities intermediary and the Fund is the entitlement holder. With respect to cash maintained in a deposit account and denominated in an “on book” currency, the Custodian is a bank and the Fund is the bank’s customer. If cash is maintained in a deposit account with a bank other than the Custodian and the cash is denominated in an “on book” currency, the Custodian is that bank’s customer. The Custodian agrees to treat the claim to the cash as a financial asset for the benefit of the Fund. The Custodian does not otherwise agree to treat cash as financial asset. The duties of the Custodian as securities intermediary and bank set forth in the UCC are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC.

Section 3.	Activities of the Custodian with Respect to Property Held in the United States.

Section 3.1 Holding Securities. The Custodian may deposit and maintain securities or other financial assets of a Fund in a U.S. Securities System. Upon receipt of Proper Instructions on behalf of a Fund, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the

Fund and into which account or accounts may be transferred cash or securities and other financial assets, including securities and financial assets maintained in a U.S. Securities System. The Custodian shall hold and physically segregate for the account of each Fund all securities and other financial assets held by the Custodian in the United States, including all domestic securities of the Fund, other than (a) securities or other financial assets maintained in a U.S. Securities System and (b) Underlying Shares maintained pursuant to Section 3.6 in an account of an Underlying Transfer Agent. The Custodian may at any time or times in its discretion appoint any other bank or trust company as the Custodian’s agent to carry out such of the provisions of this Section as the Custodian may from time to time direct. The appointment of any agent shall not relieve the Custodian of any of its duties hereunder. The Custodian may at any time or times in its discretion remove the bank or trust company as the Custodian’s agent.

Section 3.2 Registration of Securities. Domestic securities or other financial assets held by the Custodian and that are not bearer securities shall be registered in the name of the applicable Fund or in the name of any nominee of a Fund or of any nominee of the Custodian, or in the name or nominee name of any agent or any sub-custodian permitted hereby. All securities accepted by the Custodian on behalf of a Fund under the terms of this Agreement shall be in “street name” or other good delivery form. However, if a Fund directs the Custodian to maintain securities or other financial assets in “street name,” the Custodian shall utilize commercially reasonable best efforts only to timely collect income due the Fund on the securities and other financial assets and to notify the Fund of relevant issuer actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

Section 3.3 Bank Accounts. The Custodian shall open and maintain upon the terms of the Deposit Account Agreement a separate deposit account or accounts in the United States in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall credit to the deposit account or accounts, subject to the provisions hereof, all cash received by the Custodian from or for the account of the Fund. Funds held by the Custodian for a Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. The funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

Section 3.3A Specialized ETF Services. Subject to and in accordance with the directions of the Sponsor, the Custodian shall determine for each Fund after the end of each trading day on the Exchange, in accordance with the respective Fund’s policies and in accordance with the procedures set forth in the Prospectus, the amount of ether and/or cash required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of such Fund on such date. The Custodian shall provide or cause to be provided this information to the Sponsor, the Fund’s distributor and other persons as instructed according to the policies established by the Board and/or instructions from an officer of the Fund or the Sponsor and shall disseminate such information on each day that the Exchange is open, including through the facilities of the National Securities Clearing Corporation, if applicable, prior to the opening of trading on the the Exchange to the extent required.

Section 3.4 Collection of Income. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall collect on a timely basis all income and other payments with respect to the securities and other financial assets and to which a Fund shall be entitled either by law or pursuant to custom in the securities business. The Custodian shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent, and shall credit such income, as collected, to such Fund’s custodian account. The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities and other financial assets held hereunder.

Section 3.5 Delivery Out. The Custodian shall release and deliver out domestic securities and other financial assets of a Fund held in a U.S. Securities System, or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Fund, specifying the domestic securities or financial assets held in the United States to be delivered out and the person or persons to whom delivery is to be made. The Custodian shall pay out cash of a Fund upon receipt of Proper Instructions specifying the amount of the payment and the person or persons to whom the payment is to be made.

Section 3.6 Deposit of Fund Assets with the Underlying Transfer Agent. Underlying Shares of a Fund shall be deposited and held in an account or accounts maintained with an Underlying Transfer Agent. The Custodian’s only responsibilities with respect to the Underlying Shares shall be limited to the following:

1)	Upon receipt of a confirmation or statement from an Underlying Transfer Agent that the Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Fund, the Custodian shall identify by book-entry that the Underlying Shares are being held by it as custodian for the benefit of the Fund.

2)	Upon receipt of Proper Instructions to purchase Underlying Shares for the account of a Fund, the Custodian shall pay out cash of the Fund as so directed to purchase the Underlying Shares and record the payment from the account of the Fund on the Custodian’s books and records.

3)	Upon receipt of Proper Instructions for the sale or redemption of Underlying Shares for the account of a Fund, the Custodian shall transfer the Underlying Shares as so directed to sell or redeem the Underlying Shares, record the transfer from the account of the Fund on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds of the sale or redemption, record the receipt of the proceeds for the account of such Fund on the Custodian’s books and records.

Section 3.7 Proxies. The Custodian shall cause to be promptly executed by the registered holder of domestic securities or other financial assets held in the United States of a Fund, if the securities or other financial assets are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to the securities or other financial assets.

Section 3.8 Communications. Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities and other financial assets being held for the Fund. The Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities and other financial assets whose tender or exchange is sought and from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the applicable Fund all written information received by the Custodian regarding any class action or other collective litigation relating to Fund securities or other financial assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Fund beyond such forwarding of written information received by the Custodian.

Section 4.	Reserved.

Section 5.	Activities of the Custodian with Respect to Property Held Outside the United States.

Section 5.1. Appointment of Foreign Sub-Custodians. Each Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund’s securities and other assets maintained outside the United States in the countries listed on Schedule A (“foreign countries”) the foreign banking institutions designated on Part I of Schedule A hereto (“foreign sub-custodians”).

Section 5.2. Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and a Fund, securities of the Fund shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside the United States (each, as listed on Part II of Schedule A, a “Foreign Securities System”).

Section 5.3. Holding Securities. Foreign securities and other financial assets held outside of the United States shall be maintained in a Foreign Securities System in a foreign country through arrangements implemented by the Custodian or foreign sub-custodian, as applicable, in the foreign country. Securities and cash held in a U.S. Securities System or Foreign Securities System will be held subject to the rules, terms and conditions of such entity. Securities and cash held through foreign sub-custodians shall be held subject to the terms and conditions of Custodian’s agreements with such subcustodians. Foreign sub-custodians may be authorized to hold Securities in Foreign Securities Systems in which such foreign sub-custodians participate. The Custodian shall identify on its books as belonging to the Funds the foreign securities and other financial assets held by each foreign sub-custodian or Foreign Securities System. The Custodian may hold foreign securities and other financial assets for all of its customers, including the Funds, with any foreign sub-custodian in an account that is identified as the Custodian’s account for the benefit of its customers; provided however, that (a) the records of the Custodian with respect to foreign securities or other financial assets of a Fund maintained in the account shall identify those securities and other financial assets as belonging to the Fund and (b) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities and other financial assets so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of other customers of the foreign sub-custodian.

Section 5.4. Registration of Foreign Securities. Foreign securities and other financial assets held outside of the United States maintained in the custody of a foreign sub-custodian and that are not bearer securities shall be registered in the name of the applicable Fund or in the name of the Custodian or in the name of any foreign sub-custodian or in the name of any nominee of any of the foregoing. The Fund agrees to hold any such nominee harmless from any liability as a holder of record of the foreign securities or other financial assets. The Custodian or a foreign sub-custodian reserves the right not to accept securities or other financial assets on behalf of a Fund under the terms of this Agreement unless the form of the securities or other financial assets and the manner in which they are delivered are in accordance with local market practice.

Section 5.5. Indemnification by Foreign Sub-Custodians. Each contract pursuant to which the Custodian employs a foreign sub-custodian shall, to the extent possible, require the foreign sub-custodian to exercise reasonable care in the performance of its duties and indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the foreign sub-custodian’s performance of its obligations. At a Fund’s election, a Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for the loss, damage, cost, expense, liability or claim. In no event shall the Custodian be obligated to bring suit in its own name or to allow suit to be brought in its name.

Section 5.6 Bank Accounts.

5.6.1 General. The Custodian shall identify on its books as for the account of the applicable Fund the amount of cash (including cash denominated in foreign currencies) deposited with the Custodian. The Custodian shall maintain cash deposits in on book currencies on its balance sheet. The Custodian shall be liable for such balances. If the Custodian is unable to maintain, or market practice does not facilitate the maintenance for the Fund of a cash balance in a currency as an on book currency, a deposit account shall be opened and maintained by the Custodian outside the United States on behalf of the Fund with a foreign sub-custodian. The Custodian shall not maintain the cash deposit on its balance sheet. The foreign sub-custodian will be liable for such balance directly to the Fund. All deposit accounts referred to in this Section shall be subject only to draft or order by the Custodian or, if applicable, the foreign sub-custodian acting pursuant to the terms of this Agreement. Cash maintained in a deposit account and denominated in an “on book” currency will be maintained under and subject to the laws of the Commonwealth of Massachusetts. The Custodian will not have any deposit liability for deposits in any currency that is not an “on book” currency.

5.6.2 Non-U.S. Branch and Non-U.S. Dollar Deposits. In accordance with the laws of the Commonwealth of Massachusetts, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of the deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgment of the Custodian, harm to the employees or property of the Custodian.

Section 5.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Fund shall be entitled and shall credit such income, as collected, to the applicable Fund. If extraordinary measures are required to collect the income or payment, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

Section 5.8. Transactions in Foreign Custody Account.

5.8.1 Delivery Out. The Custodian or a foreign sub-custodian shall release and deliver foreign securities or other financial assets held outside of the United States owned by a Fund and held by the Custodian or such foreign sub-custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, specifying the foreign securities to be delivered and the person or persons to whom delivery is to be made. The Custodian shall pay out, or direct the respective foreign sub-custodian or the respective Foreign Securities System to pay out, cash of a Fund only upon receipt of Proper Instructions specifying the amount of the payment and the person or persons to payment is to be made.

5.8.2 Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Funds and delivery of Foreign Assets maintained for the account of the Funds may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for the Foreign Assets from such purchaser or dealer.

5.8.3 Reserved.

Section 5.9 Shareholder or Bondholder Rights. The manner in which any voting rights with respect to foreign securities, however registered, shall be exercised will be decided by the Fund or its designee. The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder and bondholder rights with respect to foreign securities and other financial assets held outside the United States, subject always to the laws, regulations and practical constraints that may exist in the country where the securities or other financial assets are issued. Upon request, the Custodian shall make available to the Fund any documents (including proxy statements, annual reports and signed proxies) actually received by Custodian relating to the exercise of such voting rights. The Custodian may utilize Broadridge Financial Solutions, Inc. or another proxy service firm of recognized standing as its delegate to provide proxy services for the exercise of shareholder and bondholder rights. Local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of a Fund to exercise shareholder and bondholder rights.

Section 5.10. Communications. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian through foreign sub-custodians from issuers of the foreign securities and other financial asset assets being held outside the United States for the account of a Fund. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of foreign securities whose tender or exchange is sought or from the party or its agent making the tender or exchange offer. The Custodian shall also transmit promptly to the Fund all written information received by the Custodian through foreign sub-custodians from issuers of the foreign securities or other financial assets issued outside of the United States and being held for the account of the Fund regarding any class action or other collective litigation relating to the Fund’s foreign securities or other financial assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via a foreign sub-custodian for the account of the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by a Fund beyond such forwarding of written information received by the Custodian.

Section 6.	Foreign Exchange.

Section 6.1. Generally. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

Section 6.2. Fund Elections. Each Fund (or its Sponsor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Fund or its Sponsor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Fund (or its Sponsor) instructs the Custodian, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund, its Sponsor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its Sponsor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

Section 6.3. Fund Acknowledgement Each Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its Sponsor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its Sponsor;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its Sponsor; and

(iii)	shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its Sponsor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the Sponsor or (ii) as established by the sub-custodian from time to time.

Section 6.4. Transactions by State Street. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Fund (or its Sponsor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its Sponsor), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the Sponsor.

Section 7.	Tax Services.

Section 7.1 Fund Information. Each Fund will provide documentary evidence of its tax domicile, organizational specifics and other documentation and information as may be required by the Custodian from time to time for tax purposes, including, without limitation, information relating to any special ruling or treatment to which the Fund may be entitled that is not applicable to the general nationality and category of person to which the Fund belongs under general laws and treaty obligations and documentation and information required in relation to countries where the Fund engages or proposes to engage in investment activity or where Fund assets are or will be held. The provision of such documentation and information shall be deemed to be a Proper Instruction, upon which the Custodian shall be entitled to rely and act. In giving such documentation and information, the Fund represents and warrants that it is true and correct in all material respects and that it will promptly provide the Custodian with all necessary corrections or updates upon becoming aware of any changes or inaccuracies in the documentation or information supplied.

Section 7.2 Tax Responsibility. The Fund shall be liable for all taxes (including Taxes, as defined below) relating to its investment activity, including with respect to any cash or securities held by the

Custodian on behalf of the Fund or any transactions related thereto. Subject to compliance by the Fund with its obligations under Section 7.1, the Custodian shall withhold (or cause to be withheld) the amount of any Tax which is required to be withheld under applicable law in connection with the collection on behalf of the Fund pursuant to this Agreement of any dividend, interest income or other distribution with respect to any security and the proceeds or income from the sale or other transfer of any security held by the Custodian. If any Taxes become payable with respect to any prior payment made to the Fund by the Custodian or otherwise, the Custodian may apply any credit balance in the Fund’s deposit account to the extent necessary to satisfy such Tax obligation. The Fund shall remain liable for any tax deficiency. The Custodian is not liable for any tax obligations relating to the Fund, other than those Tax services as set out specifically in this Section 7. The Fund agrees that the Custodian is not, and shall not be deemed to be, providing tax advice or tax counsel. The capitalized terms “Tax” or “Taxes” means any withholding or capital gains tax, stamp duty, levy, impost, charge, assessment, deduction or related liability, including any addition to tax, penalty or interest imposed on or in respect of (i) cash or securities, (ii) the transactions effected under this Agreement, or (iii) the Fund.

Section 7.3 Tax Relief. The Custodian will provide tax relief services in relation to designated markets as may be specified from time to time in the Client Publications. Subject to the preceding sentence and compliance by the Fund with its obligations under Section 7.1, the Custodian will apply for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on securities for the benefit of the Fund. Unless otherwise informed by the Fund, the Custodian shall be entitled to apply categorical treatment of the Fund according to its nationality, particulars of its organization and other relevant details supplied by the Fund.

Section 8.	Payments for Sales or Redemptions of Shares.

Section 8.1 Payment for Shares Issued. If a Fund shall sell any Shares, the Fund shall deliver instructions, or cause the Fund’s Transfer Agent to provide instructions, to the Custodian, specifying the amount of cash, if any, to be received by the Custodian in connection with the sale of such Shares and specifically allocated to the Fund’s account. The Custodian will provide timely notification to the Fund and the Transfer Agent of any receipt of the cash payments by the Custodian.

Section 8.2 Payment for Shares Redeemed. Whenever the Fund desires Custodian to make a payment, if any, out of cash held by Custodian hereunder in connection with a redemption of any Shares, the Fund shall deliver instructions , or cause the Fund’s Transfer Agent to provide instructions, to the Custodian, specifying the total amount of cash, if any, to be paid, for the redemption of such Shares, and the Custodian shall make such payment out of the cash held in the Fund’s Account in accordance with such instructions.

Section 9.	Proper Instructions.

Section 9. 1 Form and Security Procedures. Proper Instructions may be in writing signed by the authorized individual or individuals or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the individual or organization giving the instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian. The Custodian may agree to accept oral instructions, and in such case oral instructions will be considered Proper Instructions. The Fund shall cause all oral instructions to be confirmed in writing, provided that the Fund’s failure to do so shall not impact the Custodian’s authority to rely on such oral instructions. The Custodian shall only accept Proper

Instructions, including oral instructions, from the person or persons on the current list of authorized persons as provided or agreed to by the Fund in writing and as may be amended from time to time.

Section 9.2 Reliance on Officer’s Certificate. Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund. The certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary and the Custodian has had a reasonable time to act thereon.

Section 9.3 Untimely Proper Instructions. If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction), the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if the Custodian’s efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction).

Section 10.	Actions Permitted without Express Authority.

The Custodian may in its discretion, without express authority from the applicable Fund:

1)	Make payments to itself or others for minor expenses of handling securities or other financial assets relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund;

2)	Surrender securities or other financial assets in temporary form for securities or other financial assets in definitive form;

3)	Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

4)	In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and other financial assets of the Fund except as otherwise directed by the applicable Board.

Section 11.	Duties of Custodian with Respect to Underlying Shares.

Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of Underlying Shares held by it on behalf of a Fund and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 11 and in Section 12; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent.

Section 12.	Records.

The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as may be agreed to from time to time by the applicable Fund and the Custodian. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. In the event that the Custodian is requested or authorized by a Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Custodian’s personnel as witnesses, the Fund agrees to pay the Custodian for the Custodian’s time and expenses, as well as the fees and expenses of the Custodian’s counsel, incurred in responding to such request, order or requirement.

Section 13.	Fund’s Independent Accountants; Reports.

Section 13.1 Opinions. The Custodian shall take all reasonable action, as a Fund may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder.

Section 13.2 Reports. Upon reasonable request of a Fund, the Custodian shall provide the Fund with a copy of the Custodian’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16). The Custodian shall use commercially reasonable efforts to provide the Fund with such reports as the Fund may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

Section 14.	Custodian’s Standard of Care; Exculpation.

14.1 Standard of Care. In carrying out the provisions of this Agreement, the Custodian shall act in good faith and without negligence and shall be held to the exercise of reasonable care (the “Standard of Care”) at all times in its performance of all services performed under this Agreement.

14.2 Reliance on Proper Instructions. The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Fund and has had a reasonable time to act thereon. The Custodian may act on a Proper Instruction if it reasonably believes that it contains sufficient information and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification or authentication of Proper Instructions. The Custodian may rely upon and shall be protected in acting upon any Proper Instruction or any other instruction, notice, request, consent, certificate or other instrument or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the applicable Fund.

14.3 Other Reliance. The Custodian is authorized and instructed to rely upon the information that the Custodian receives from the Fund or any third party on behalf of the Fund (including, without limitation, any confirmation received from the Fund, the Sponsor or any other authorized person as to the delivery by an Authorized Participant of required Digital Assets determined to be sufficient for the related issuance of Creation Units). The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by or on behalf of any Fund. The Custodian shall have no liability in respect of any loss, cost or expense incurred or sustained by the Fund arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for the Fund by any individual or organization, other than the Custodian, prior to the Custodian’s appointment as custodian hereunder. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to the advice.

14.4 Liability for Foreign Custodians. The Custodian shall be liable for the acts or omissions of a foreign sub-custodian to the same extent as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Fund elects to invest.

14.5 Insolvency and Country Risk. The Custodian shall in no event be liable for (a) the insolvency of any foreign sub-custodian, (b) the insolvency of any depositary bank maintaining in a deposit account cash denominated in any currency other than an “on book” currency, or (c) any loss, cost or expense incurred or sustained by a Fund resulting from or caused by Country Risk.

14.6 Force Majeure and Third Party Actions. The Custodian shall be without responsibility or liability to any Fund for: (a) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any currency or securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts (provided, however, the occurrence of such an event shall not excuse or modify the Custodian’s obligations with respect to business continuity and disaster recovery procedures, as set forth in Section 21.17); (b) errors by any Fund, its Sponsor or any other duly authorized person in their instructions to the Custodian; (c) the insolvency of or acts or omissions by a U.S. Securities System, Foreign Securities System, Underlying Transfer Agent or domestic sub-custodian designated pursuant to Section 2.2; (d) the failure of any Fund, its Sponsor, or any duly authorized individual or organization to adhere to the Custodian’s previously made-available operational policies and procedures; (e) any delay or failure of any broker, agent, securities intermediary or other intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold; (f) any delay or failure of any organization in charge of registering or transferring securities or other financial assets in the name of the Custodian, any Fund, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits, provided such delay or failure is not the result of the Custodian’s actions or inactions; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset, U.S. Securities System or Foreign Securities System; and (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

14.7 Indirect/Special/Consequential Damages. Notwithstanding any other provision set forth herein, in no event shall the Custodian or a Fund be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, lost profits) with respect to the services provided pursuant to this Agreement, regardless of whether either party has been advised of the possibility of such damages.

14.8 Delivery of Property. The Custodian shall not be responsible for any securities or other assets of a Fund which are not received by the Custodian or which are delivered out in accordance with Proper Instructions. The Custodian shall not be responsible for the title, validity or genuineness of any securities or other assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

14.9 No Investment Advice. The Custodian has no responsibility to monitor or oversee the investment activity undertaken by a Fund or its Sponsor. The Custodian has no duty to ensure or to inquire whether an Sponsor complies with any investment objectives or restrictions agreed upon between a Fund and the Sponsor or whether the Sponsor complies with its legal obligations under applicable securities laws or other laws, including laws intended to protect the interests of investors. The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by a Fund or on its behalf.

14.10 Communications. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other financial assets of a Fund at any time held by the Custodian unless (a) the Custodian or the foreign sub-custodian is in actual possession of such securities or other financial assets, (b) the Custodian receives Proper Instructions with regard to the exercise of the right or power, and (c) both of the conditions referred to in the foregoing clauses (a) and (b) have been satisfied at least two business days prior to the date on which the Custodian is to take action to exercise the right or power.

14.11 Loaned Securities. Income due to each Fund on securities or other financial assets loaned shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection with loaned securities or other financial assets, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is entitled.

14.12 Trade Counterparties. A Fund’s receipt of securities or other financial assets from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale or redemption of securities or other financial assets will be at the Fund’s sole risk, and the Custodian shall not be obligated to make demands on the Fund’s behalf if the Fund’s counterparty defaults. If a Fund’s counterparty fails to deliver securities, other financial assets or cash, the Custodian will, as its sole responsibility, notify the Fund’s Sponsor of the failure within a reasonable time after the Custodian became aware of the failure.

Section 15.	Compensation and Indemnification of Custodian; Security Interest.

Section. 15.1 Compensation. The Custodian shall be entitled to reasonable compensation for its services and expenses as agreed upon from time to time between each Fund and the Custodian.

Section 15.2 Indemnification. Each Fund agrees to indemnify the Custodian and to hold the Custodian harmless from and against any loss, cost or expense sustained or incurred by the Custodian in acting or omitting to act under or in respect of this Agreement in accordance with the Standard of Care, in good faith and without negligence, including, without limitation, (a) the Custodian’s compliance with Proper Instructions and (b) in connection with the provision of services to a Fund pursuant to Section 7, any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses, that may be assessed against the Fund or the Custodian as custodian of the assets of the Fund. If a Fund instructs the Custodian to take any action with respect to securities or other financial assets, and the action involves the payment of money or may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable therefor, the Fund, as a prerequisite to the Custodian taking the action, shall provide to the Custodian at the Custodian’s request such further indemnification in an amount and form satisfactory to the Custodian.

Section 15.3 Security Interest. Each Fund hereby grants to the Custodian, to secure the payment and performance of the Fund’s obligations under this Agreement, whether contingent or otherwise, a security interest in and right of recoupment and setoff against all cash and all securities and other financial assets at any time held for the account of a Fund by or through the Custodian. The obligations include, without limitation, the Fund’s obligations to reimburse the Custodian if the Custodian or any of its affiliates, subsidiaries or agents advances cash or securities or other financial assets to the Fund for any purpose (including but not limited to settlements of securities or other financial assets, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligence, as well as the Fund’s obligation to compensate the Custodian pursuant to Section 15.1 or indemnify the Custodian pursuant to Section 15.2. Should the Fund fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly, the Custodian shall have the rights and remedies of a secured party under this Agreement, the UCC and other applicable law, including the right to utilize available cash and to sell or otherwise dispose of the Fund’s assets to the extent necessary to obtain payment or reimbursement. The Custodian may at any time decline to follow Proper Instructions to deliver out cash, securities or other financial assets if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash, securities or other financial assets remaining will not have sufficient value fully to secure the Fund’s payment or reimbursement obligations, whether contingent or otherwise.

Section 16.	Effective Period and Termination.

Section 16.1 Term. This Agreement shall remain in full force and effect for an initial term ending one year from the date hereof (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the initial term or any renewal term, as the case may be. A written notice of non-renewal may be given as to a Fund.

Section 16.2 Termination. Either party may terminate this Agreement as to a Fund: (a) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 60 days’ written notice being given by the non-breaching party of the breach, (b) in the event that there are consistent breaches of established parameters in mutually agreed upon written service level agreements, or (c) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction or at the direction of such party’s regulators.

Section 16.3 Payments Owing to the Custodian. Upon termination of this Agreement pursuant to Section 16.1 or 16.2 with respect to any Fund, the applicable Fund shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other fees, expenses and charges. In the event of: (a) any Fund’s termination of this Agreement with respect to such Fund for any reason other than as set forth in Section 16.1 or 16.2 or (b) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to a Fund (or its successor), the applicable Fund shall pay to the Custodian any compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Custodian with respect to the Fund for the previous twelve (12) month period) and shall reimburse the Custodian for its other fees, expenses and charges actually incurred. Upon receipt of such payment and reimbursement, the Custodian will deliver the Fund’s cash and its securities and other financial assets as set forth in Section 17.

Section 16.4 Exclusions. No payment will be required pursuant to clause (b) of Section 16.3 in the event of any transaction consisting of (a) the liquidation or dissolution of a Fund and distribution of the Fund’s assets as a result of the Board’s determination in its reasonable business judgment that the Fund shall be liquidated or dissolved, (b) a merger of a Fund into, or the consolidation of a Fund with, another organization, or (c) the sale by a Fund of all or substantially all of its assets to another organization or series.

Section 16.5 Effect of Termination. Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to any other Fund. Following termination with respect to a Fund, the Custodian shall have no further responsibility to forward information under Section 3.8 or 5.8. The provisions of Sections 7, 14, 15 and 17 of this Agreement shall survive termination of this Agreement.

Section 17.	Successor Custodian.

Section 17.1 Successor Appointed. If a successor custodian shall be appointed for a Fund by its Board, the Custodian shall, upon termination of this Agreement and receipt of Proper Instructions, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all cash and all securities and other financial assets of the Fund then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities and other financial assets of the Fund held in a U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent.

Section 17.2 No Successor Appointed. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer the cash and the securities and other financial assets of the Fund in accordance with the Proper Instructions.

Section 17.3 No Successor Appointed and No Proper Instructions. If no successor custodian has been appointed and no Proper Instructions have been delivered to the Custodian on or before the termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, all cash and all securities and other financial assets of the Fund then held by the Custodian hereunder, and to transfer to an account of the bank or trust company all of the securities and other financial assets of the Fund held in any U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent. The transfer will be on such terms as are contained in this Agreement or as the Custodian may otherwise reasonably negotiate with the bank or trust company. Any compensation payable to the bank or trust company, and any cost or expense incurred by the Custodian, in connection with the transfer shall be for the account of the Fund.

Section 17.4 Remaining Property. If any cash or any securities or other financial assets of a Fund held by the Custodian hereunder remain held by the Custodian after the termination of this Agreement owing to the failure of the Fund to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian holds the cash or the securities or other financial assets (the existing agreed-to compensation at the time of termination shall be one indicator of what is considered fair compensation). The provisions of this Agreement relating to the duties, exculpation and indemnification of the Custodian shall apply in favor of the Custodian during such period.

Section 18. Remote Access Services Addendum. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

Section 19. Loan Services Addendum. If a Fund directs the Custodian in writing to perform loan services, the Custodian and the Fund will be bound by the terms of the Loan Services Addendum attached hereto. The Fund shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Fund and the Custodian.

Section 20. Qualified Financial Contracts Addendum. Each Fund and the Custodian hereby agree to be bound by the terms of the QFC Addendum (the “QFC Addendum”) attached hereto.

Section 21. General.

Section 21.1 Governing Law. Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the State of New York, without giving effect to any conflict of laws rules.

SECTION 21.2 Insurance. The Custodian shall at all times during the term of this Agreement maintain, at its cost, insurance coverage regarding its business in such amount and scope as it deems adequate in connection with the services provided by the Custodian under this Agreement. Upon the Fund’s reasonable request, which in no event shall be more than once annually, the Custodian shall furnish to the Fund a summary of the Custodian’s applicable insurance coverage.

Section 21.3 Prior Agreements; Amendments. This Agreement supersedes all prior agreements between each Fund and the Custodian relating to the custody of the Fund’s assets. This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

Section 21.4 Assignment; Delegation. Neither this Agreement nor any rights or obligations hereunder may be assigned by (a) any Fund without the written consent of the Custodian or (b) the Custodian without the written consent of each applicable Fund, except that the Custodian may assign this Agreement to an affiliate of the Custodian. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

Except as explicitly stated in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Custodian and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Custodian and the Fund. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns. This Agreement does not constitute an agreement for a partnership or joint venture between the Custodian and the Fund.

The Custodian shall retain the right to employ agents, subcontractors, consultants or other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the non-custodial services described herein or the discharge of any other non-custodial obligations or duties under this Agreement without the consent or approval of any Fund. Except as otherwise provided below, the Custodian shall be responsible for the acts and omissions of any such Delegate so employed as if the Custodian had committed such acts and omissions itself. The Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, foreign sub-custodians, U.S. Securities Systems and Foreign Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement. The liability of the Custodian for the acts and omissions of sub-custodians, foreign sub-custodians, U.S. Securities Systems and Foreign Securities Systems shall be as set forth in Section 14 above. The Custodian will provide the Fund with information regarding its global operating model for the delivery of the services provided hereunder on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Custodian that perform or may perform parts of the services (excluding services performed by sub-custodians, U.S. Securities Systems and Foreign Securities Systems), and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Fund may reasonably request from time to time. Nothing in this paragraph shall limit or restrict the Custodian’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.

Section 21.5 Interpretive and Additional Provisions. In connection with the operation of this Agreement, the Custodian and each Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of a Fund’s governing documents and Prospectus. No interpretive or additional provisions made as provided in the preceding sentence shall be an amendment of this Agreement.

Section 21.6 Additional Funds. If any entity in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, the entity shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the entity shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 21.7 below.

Section 21.7 The Parties; Representations and Warranties. All references in this Agreement to the “Fund” are to each of the entities listed on Appendix A, and each entity made subject to this Agreement in accordance with Section 21.6 above, individually, as if this Agreement were between the individual Fund and the Custodian. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.

21.7.1 Fund Representations and Warranties. Each Fund hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its governing documents to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Fund’s ability to perform its duties and obligations under this Agreement; and (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

21.7.2 Custodian Representations and Warranties. The Custodian hereby represents and warrants that (a) it is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) it has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts; (c) all requisite proceedings have been taken to authorize it to enter into and perform this

Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would impair the Custodian’s ability to perform its duties and obligations under this Agreement; (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it; (f) it is in compliance with all material federal and state laws, rules and regulations applicable to the Custodian with respect to its custody business and the performance of its duties, obligations and services under this Agreement; and (g) it has and will maintain access to the necessary facilities, equipment and personnel determined by Custodian to perform its duties and obligations under this Agreement.

Section 21.8 Notices. Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by email, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:	[REDACTED]

To the Custodian:	[REDACTED]

with a copy to:           [REDACTED]

Section 21.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

Section 21.10 Severability; No Waiver. If any provision of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any the term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

Section 21.11 Confidentiality. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 21.12 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

Section 21.12 Use of Data.

(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 20.12 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding a Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b) Subject to paragraph (d) below, the Custodian and/or its Affiliates may use any Confidential Information of the Fund (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Fund and the Custodian or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Customer to develop, publish or otherwise distribute to third parties certain investor behavior “indicators” or “indices” that represent broad trends in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information of other customers of the Custodian and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution or identification of such Data with the Fund, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the Custodian publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement.

(c) The Fund acknowledges that the Custodian may seek to realize economic benefit from the publication or distribution of the Indicators.

(d) Except as expressly contemplated by this Agreement, nothing in this Section 20.12 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 20.12 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

Section 21.13 Data Privacy. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Fund’s shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. The term, “personal information”, as used in this Section, means (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account. The term does not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

Section 21.14 Reproduction of Documents. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 21.15 Regulation GG. Each Fund represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

Section 21.16 Shareholder Communications Election. SEC Rule 14b-2 requires banks that hold securities, as that term is used in federal securities laws, for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, as may be applicable, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund’s protection, the Rule, as applicable, prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ]	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO [X]	The Custodian is not authorized to release the Fund’s name, address, and share positions.

Section 21.17 Disaster Recovery and Business Continuity. The Custodian shall implement and maintain disaster recovery and business continuity procedures that are reasonably designed to recover data processing systems, data communications facilities, information, data and other business related functions of the Custodian in a manner and time frame consistent with legal, regulatory and business requirements applicable to the Custodian in its provision of services hereunder. In the event of any disaster which causes a business interruption, the Custodian shall act in accordance with its Standard of Care and take reasonable steps to minimize service interruptions.

Section 21.18 Limitation on Liability of Trustees. Notice is hereby given that this Agreement is not executed on behalf of any directors or trustees of any Fund as individuals, and the obligations of this Agreement are not binding on any of the directors, trustees, officers, shareholders or partners of any Fund individually, but are binding only upon the property of each Fund. In relation to each Fund which is a business trust, this Agreement is executed and made by the Trustees of the Fund not individually, but as trustees under the Declarations of Trust of the Fund and the obligations of this Agreement are not binding upon any of such Trustees or upon any of the shareholders of the Fund individually, but bind only the trust estate of the Fund. The Custodian agrees that no shareholder, director, trustee, officer or partner of any Fund may be held personally liable or responsible for any obligations of any Fund arising out of this Agreement.

[Remainder of the page intentionally left blank]

Signature Page

In Witness Whereof, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

EACH OF THE ENTITIES

SET FORTH ON APPENDIX A HERETO

By: VanEck Digital Assets, LLC, solely in its capacity as Sponsor of VanEck Ethereum Trust

By:	/s/ John J. Crimmins
Name: John J. Crimmins
Title: Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Brock Hill

Name: Brock Hill

Title: Senior Vice President

APPENDIX A

to

Master Custodian Agreement

VanEck Ethereum Trust

D-1

QFC ADDENDUM
INCORPORATING ISDA PROTOCOL BY REFERENCE

State Street and its parent company is subject to certain U.S. banking regulations that are part of the “too big to fail” regulatory regimes. Among other things, these regulations impose mandatory requirements on the contents of certain types of “qualified financial contracts or “QFC’s”, (including custody or depositary contracts pursuant to which services may result in short-term extensions of credit or overdrafts) In particular, pursuant to these regulations, State Street is required to amend such contracts to expressly recognize the “stay-and-transfer” powers of the U.S. banking regulators that will apply under the U.S. Special Resolution Regimes. These powers become effective upon the occurrence of certain resolution-related trigger events, as if the contract and all contractual parties were subject to such U.S. Special Resolution Regimes.

1. Opt-In to U.S. Special Resolution Regime. Notwithstanding anything to the contrary in the Agreement or any other agreement, the parties hereto expressly acknowledge and agree that the terms of the ISDA Protocol are incorporated into and form a part of this Agreement. For purposes of incorporating the ISDA Protocol into this Agreement, (i) each party hereto that has identified itself as an Regulated Entity in its adherence letter to the ISDA Protocol shall be deemed to be a Regulated Entity (and all other parties hereto shall be deemed to be an Adhering Party) and (ii) this Agreement shall be deemed a Protocol Covered Agreement. In the event of any inconsistences between this Agreement and the ISDA Protocol, the ISDA Protocol will prevail.

2. Definitions. As used in this QFC Addendum:

“ISDA” refers to the International Swaps and Derivatives Association, Inc.

“ISDA Protocol” means the ISDA 2018 U.S. Resolution Stay Protocol as published by ISDA as of July 31, 2018

-2-